SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 6, 2002

                         COMMISSION FILE NUMBER: 0-20915



California                         Geo Petroleum, Inc.                33-0328958
(State or other jurisdiction   (Exact name of registrant        (I.R.S. Employer
of incorporation or           as specified in its charter)   Identification No.)
organization)

         18281 Lemon Drive, Yorba Linda, California                        92886
          (Address of principal executive offices)                    (Zip Code)

                                  714.779.9897
               Registrant's telephone number, including area code:


          (Former name or former address, if changed since last report)











                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile: 949.660.9010

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not applicable.

ITEM 5.   OTHER EVENTS.

     On July 10, 2002, an Order was issued by the state of California Oil and Gas Supervisor of the California Department of Conservation directing us to cease injecting waste water brought from outside the Oxnard Oil Fuel into the Monterey and/or Pliocene Vacca Tar Sands. Additionally, that Order revoked the Vacca Tar Sands Unit Class II Commercial Waste Water Disposal Permit granted to us and dated June 16, 2000.

     It was determined that the volume of waste water injected into our VTSU 3-1 Well is directly reflected in, and responsible for, the increase in volume of water produced by the wells on a lease adjacent to our lease. Additionally it was concluded that the waste water was injected into the Monterey Formation is invading the Vacca Tar Sands, and chemically and physically is damaging to the production horizon because of its salinity variances and particulate content, is mechanically damaging to the production of the wells operated on a lease adjacent to our lease and injection wells in that these wells become plugged with imported tank bottom material, thereby unduly inhibiting and preventing the economic production of oil from the Vacca Tar Sands reservoir.

     As a result of that Order, we have no source of revenue. Therefore, the only source of cash available to us at this time is from the sale of our securities.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S OFFICERS AND DIRECTORS.

          Not Applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          Not Applicable.

ITEM 8.   CHANGE IN FISCAL YEAR.

          Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE.

          Not applicable.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                          Geo Petroleum, Inc.,
                                          a California corporation


DATED: August 7, 2002                     By /s/ Dennis Timpe
                                             -----------------------------------
                                             Dennis Timpe,
                                             President and Chairman of the Board







































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